Exhibit 3.1

                     ARTICLES OF MERGER
                            AMONG
                  ZEOS INTERNATIONAL, LTD.,
                 MICRON COMPUTER, INC., AND
         MICRON CUSTOM MANUFACTURING SERVICES, INC.


          THE UNDERSIGNED, each being a duly appointed and qualified officer of ZEOS International, Ltd., a Minnesota corporation ("ZEOS"), Micron Computer, Inc., an Idaho corporation ("MCI"), and Micron Custom Manufacturing
Services, Inc., an Idaho corporation ("MCMS"), as the case may be, hereby certify as follows:

     1.   Attached hereto as Exhibit A is the Plan of Merger
(the "Plan of Merger") for the merger of MCI and MCMS with and into ZEOS (the "Merger"), which has been duly adopted by the board of directors of each of such corporations.

     2. Such Plan of Merger has been approved by ZEOS pursuant to Chapter 302A of the Minnesota Business
Corporation Act.

     3. The number of shares of MCI capital stock outstanding and entitled to vote on the Plan of Merger consists of 987,500 shares of MCI Class A Common Stock and 474,260 shares of MCI Class B Common Stock. Each such class is entitled to vote on the Plan of Merger separately as a single class and, in addition, the classes vote on the Plan of Merger together as one class. The number of shares of MCMS capital stock outstanding and entitled to vote on the Plan of Merger consists of 1,849,281 shares of MCMS Common Stock.

     4. The number of shares of MCI Class A Common Stock voted for and against the Plan of Merger was 987,500 and 0 shares, respectively. The number of shares of MCI Class B
Common Stock voted for and against the Plan of Merger was 443,000 and 50, respectively. The number of shares of MCMS
Common Stock voted for and against the Plan of Merger was 1,827,779 and 350, respectively.

     5. The Merger shall become effective in both the State of Minnesota and the State of Idaho at 4:00 p.m., central daylight time, on April 7, 1995.

     6. The undersigned officer of ZEOS, in accordance with Section 30-1-77(b) of the Idaho Business Corporation Act, hereby certifies and agrees on behalf of ZEOS that:
(a) ZEOS may be served with process in the State of Idaho in a proceeding for the enforcement of an obligation of MCI or MCMS and in a proceeding for the enforcement of the rights of a dissenting shareholder of MCI or MCMS against ZEOS; (b) the Secretary of State of Idaho is hereby irrevocably appointed as agent for ZEOS to accept service of process on behalf of ZEOS in any proceeding; and (c) ZEOS will promptly pay to dissenting shareholders of MCI and MCMS the amount, if any, to which they are entitled under Section 30-1-80 of the Idaho Business Corporation Act.

          IN WITNESS WHEREOF, the undersigned have duly executed this document for and on behalf of their respective corporations this 6th day of April, 1995.

ZEOS INTERNATIONAL, LTD.

By /s/ Charles T. Henderson
   ------------------------
   Charles T. Henderson
   Chief Financial Officer



STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

          On this 6th day of April, 1995, before me personally appeared Charles T. Henderson to me known to be the person described in, and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

(Seal)


                                   /s/ Jay E. Simpson
                                   ------------------
                                   Notary Public

MICRON COMPUTER, INC.

By /s/ Chase S. Mart
   -----------------
   Chase S. Mart
   President and
   Chief Executive Officer


          I, Kristine W. Nitz, hereby certify that I am the Secretary of Micron Computer, Inc., and that I am authorized to execute these Articles of Merger on behalf of Micron Computer, Inc., and hereby certify that the foregoing signature is a specimen signature of the President and Chief Executive Officer of Micron Computer, Inc.

By /s/ Kristine W. Nitz
   --------------------
   Kristine W. Nitz
   Secretary


STATE OF IDAHO    )
                  )            ss.
COUNTY OF ADA     )

          On this 6th day of April, 1995, before me personally appeared Chase S. Mart to me known to be the person described in, and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

(Seal)

                              /s/ Andrea Lanning
                              ------------------
                              Notary Public

MICRON CUSTOM MANUFACTURING SERVICES, INC.

By /s/ Joseph M. Daltoso
   ---------------------
   Joseph M. Daltoso
   Chairman and President


          I, Dena L. Banducci, hereby certify that I am the Secretary of Micron Custom Manufacturing Services, Inc., and that I am authorized to execute these Articles of Merger on behalf of Micron Custom Manufacturing Services, Inc., and hereby certify that the foregoing signature is a specimen signature of the Chairman and President of Micron Custom Manufacturing Services, Inc.

By /s/ Dena L. Banducci
   --------------------
   Dena L. Banducci
   Secretary


STATE OF IDAHO    )
                  )           ss.
COUNTY OF ADA     )

          On this 6th day of April, 1995, before me personally appeared Joseph M. Daltoso to me known to be the person described in, and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

(Seal)

                              /s/ Andrea Lanning
                              ------------------
                              Notary Public

Exhibit A to
Articles of Merger

PLAN OF MERGER

          The respective boards of directors of ZEOS
International, Ltd. ("ZEOS"), a Minnesota corporation,
Micron Computer, Inc., an Idaho corporation ("MCI"), and
Micron Custom Manufacturing Services, Inc., an Idaho corporation ("MCMS"), have, by resolutions duly adopted, approved the following provisions of this Plan of Merger
(the "Plan of Merger") required by the Idaho Business
Corporation Act (the "Idaho Law") and Chapter 302A of the
Minnesota Business Corporation Act (the "Minnesota Law"):

                         ARTICLE I

              TERMS AND CONDITIONS OF THE MERGER

     SECTION 1.1    The Merger.

     (a)  At the Effective Time (as hereinafter defined),
MCI and MCMS shall be merged (the "Merger") with and into the Company in accordance with the Minnesota Law and the Idaho Law, whereupon the separate existence of MCI and MCMS shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

     (b) The Merger shall become effective in both the State of Minnesota and the State of Idaho at 4:00 p.m., central daylight time, on April 7, 1995 (the "Effective
Time").

     (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company, MCI and MCMS, all as provided under the Minnesota Law and the Idaho Law.

     SECTION 1.2  Conversion of Shares.  At the Effective Time:

    (a)  each issued and outstanding share of MCMS Common
  Stock outstanding immediately prior to the Effective Time
  (other than shares held as treasury stock of MCMS, shares held directly or indirectly by the Company or shares as to which the holders thereof possess and have not effectively withdrawn or otherwise lost their appraisal rights pursuant to Idaho Law (the "MCMS Dissenters'
  Shares")) shall be converted into 20.475586 shares of Company Common Stock;

    (b)  each issued and outstanding share of MCI Class A
  Common Stock outstanding immediately prior to the Effective Time (other than shares held as treasury stock of MCI, shares held directly or indirectly by the Company or shares as to which the holders thereof possess and have not effectively withdrawn or otherwise lost their appraisal rights pursuant to Idaho Law (the "MCI Class A
  Dissenters' Shares")) shall be converted into 42.316865 shares of Company Common Stock;

    (c)  each issued and outstanding share of MCI Class B
  Common Stock outstanding immediately prior to the Effective Time (other than shares held as treasury stock of MCI, shares held directly or indirectly by the Company or shares as to which the holders thereof possess and have not effectively withdrawn or otherwise lost their appraisal rights pursuant to Idaho Law (the "MCI Class B
  Dissenters' Shares" and together with the MCMS
  Dissenters' Shares and the MCI Class A Dissenters'
  Shares, the "Dissenters' Shares")) shall be converted into 9.057555 shares of Company Common Stock; and

    (d) each share of MCI and MCMS Common Stock held as treasury stock of MCI or MCMS, respectively, or held directly or indirectly by the Company, MCI or MCMS shall be canceled, retired and cease to exist, and no exchange or payment shall be made with respect thereof.

     SECTION 1.3    Rights of Holders of MCI and MCMS
Capital Stock; Capital Stock of the Company.

     (a) On and after the Effective Time and until surrendered for exchange, each outstanding stock certificate which immediately prior to the Effective Time represented shares of MCI or MCMS Common Stock (other than Dissenters' Shares) shall be deemed for all purposes, except as provided in

Section 1.5(c) of this Plan of Merger, to evidence ownership of and to represent the number of whole shares of Company Common Stock into which such shares of MCI and MCMS Common Stock shall have been converted, and the record holder of such outstanding certificate shall, after the Effective Time, be entitled to vote the shares of Company Common Stock into which such shares of MCI and MCMS Common Stock shall have been converted on any matters on which the holders of record of Company Common Stock, as of any date subsequent to the Effective Time, shall be entitled to vote. In any matters relating to such certificates, the Company may rely conclusively upon the record of shareholders maintained by MCI and MCMS containing the names and addresses of the holders of record of MCI and MCMS Common Stock at the Effective Time.

     (b) On and after the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued, outstanding and existing share of Company Common Stock of the Surviving Corporation and shall not be affected by the Merger.

     (c) On and after the Effective Time, the Company shall reserve a sufficient number of authorized but unissued shares of Company Common Stock for issuance in connection with the conversion of MCI and MCMS Common Stock into Company Common Stock as provided herein.

     SECTION 1.4    No Fractional Shares.   No fractional
shares of Company Common Stock, and no certificates representing such fractional shares, shall be issued upon the surrender for exchange of certificates representing MCI or MCMS Common Stock. In lieu of any fractional share, the Company shall pay to each holder of MCI and MCMS Common Stock who otherwise would be entitled to receive a fractional share of Company Common Stock an amount of cash (without interest) determined by multiplying (a) the average of the last sale price per share of Company Common Stock for the five trading days preceding the date of the Effective Time as reported in The Wall Street Journal, times (b) the fractional share interest to which such holder would otherwise be entitled.

     SECTION 1.5    Procedure for Exchange of Stock.

     (a) After the Effective Time, holders of certificates theretofore evidencing outstanding shares of MCI and MCMS Common Stock, upon surrender of such certificates to an exchange agent appointed by the Company (the "Exchange Agent"), shall be entitled to receive (i) certificates representing the number of whole shares of Company Common Stock into which shares of MCI and MCMS Common Stock theretofore represented by the certificates so surrendered shall have been converted as provided in Section 1.2 and
(ii) cash payments in lieu of fractional shares, if any, as
provided in Section 1.4.   As soon as practicable after the
Effective Time, the Company shall cause the Exchange Agent to mail appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of MCI and MCMS Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) to each holder of MCI and MCMS Common Stock of record as of the Effective Time advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing MCI and MCMS Common Stock in exchange for new certificates for Company Common Stock. The Company shall not be obligated to deliver the consideration to which any former holder of shares of MCI and MCMS Common Stock is entitled as a result of the Merger until such holder surrenders the certificate or certificates representing such shares for exchange as provided in such transmittal materials and this Section 1.5(a). Upon surrender, each certificate evidencing MCI and MCMS Common Stock shall be cancelled.

     (b) On the Effective Time, the Company shall deposit, or shall cause to be deposited, with the Exchange Agent, for exchange in accordance with this Section 1.5, certificates representing the shares of Company Common Stock and the cash in lieu of fractional shares (such certificates and cash, hereinafter referred to as the "Exchange Fund") to be issued or paid by the Company pursuant to this Article I in connection with the Merger.

     (c)  Until outstanding certificates formerly
representing MCI and MCMS Common Stock are surrendered as provided in Section 1.5(a), no dividend or distribution payable to holders of record of Company Common Stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distributions (without interest) theretofore paid with respect to such whole shares of Company Common
Stock, but not paid to such holder, and which dividends or distributions had a record date occurring on or subsequent to the Effective Time.

     (d) After the Effective Time, there shall be no further registration of transfers on the records of MCI and MCMS of outstanding certificates formerly representing shares of MCI and MCMS Common

Stock and, if a certificate formerly representing such shares is presented to MCI and MCMS or the Company, it shall be forwarded to the Exchange Agent for cancellation and exchange for certificates representing shares of Company Common Stock as herein provided.

     (e) All shares of Company Common Stock and cash for any fractional shares issued and paid upon the surrender for exchange of MCI and MCMS Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of MCI and MCMS Common Stock.

     (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Company Common Stock or any dividends or distributions thereon) that remains unclaimed by the holders of MCI or MCMS Common Stock for six months after the Effective Time shall be repaid to the Company. Any holders of MCI or MCMS Common Stock who have not theretofore complied with this Section 1.5 shall thereafter look only to the Company for payment of their shares of Company Common Stock, cash in lieu of fractional shares and any unpaid dividends and distributions on the Company Common Stock deliverable in respect of each share of MCI or MCMS Common Stock that such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. If outstanding certificates for shares of MCI or MCMS Common Stock are not surrendered or the payment for them not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Company (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of the Company, the Exchange Agent or any other person shall be liable to any former holder of MCI and MCMS Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) In the event any certificate for MCI and MCMS Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder of record thereof, such shares of Company Common Stock and cash for fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that the Company may, in its discretion and as a condition precedent to the issuance and payment thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against the Company, MCI and MCMS, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 1.6    Dissenting Shares.   Any Dissenters'
Shares shall not be converted into Company Common Stock as provided in Section 1.2 unless and until the holder of such Dissenters' Shares shall have effectively withdrawn or otherwise lost the right to appraisal of and payment for such shares under the Idaho Law, at which time such shares shall be converted into Company Common Stock as provided in
Section 1.2. MCI and MCMS each promptly following the approval of the Merger by its shareholders, or the Surviving Corporation, shall deliver notice to the holders of Dissenters' Shares as required by Section 30-1-81(d) of the Idaho Law. Promptly following the Effective Time (or the later receipt of demand for payment and deposit of certificates representing Dissenters' Shares), the Surviving Corporation shall remit payment to the holders of Dissenters' Shares of the fair value of such shares, as determined by the Surviving Corporation.


                       ARTICLE II

                 THE SURVIVING CORPORATION

     SECTION 2.1 Articles of Incorporation. The articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation (the "Articles") (until amended in accordance with applicable law) except as follows:

    (a) Article 1 of the Articles shall be restated in its entirety to read as follows:

ARTICLE 1. NAME

          The name of the Corporation is "Micron
Electronics, Inc.'

    (b) Article 3 of the Articles shall be restated in its entirety to read as follows:

ARTICLE  3.  AUTHORIZED SHARES

    The aggregate number of authorized shares of the corporation is 150,000,000 of $.01 par value, which shall be divisible into the classes and series, have the designations, voting rights and other rights and preferences and be subject to the restrictions, that the Board of Directors of the corporation may from time to time establish, fix and determine consistent with Articles 4 and 5 hereof. Unless otherwise designated by the Board of Directors, all issued shares shall be deemed
  Common Stock with equal rights and preferences.

     SECTION 2.2    Bylaws.   The bylaws of the Company in
effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 2.3    Directors.  The directors of the
Surviving Corporation shall be Steven R. Appleton, Joseph M.
Daltoso, Gregory E. Herrick, Robert A. Lothrop, Chase S.
Mart, T. Erik Oaas, John R. Simplot and Jerry M. Hess.

     CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION
                            OF
                ZEOS INTERNATIONAL, LTD.


     The undersigned, the President of ZEOS INTERNATIONAL, Ltd., a Minnesota corporation, hereby certifies that at a duly called special meeting of the shareholders of the Corporation, held on July 29, 1987, the following resolutions relating to the adoption of Restated Articles of Incorporation were duly adopted in accordance with Minnesota Statutes, Chapter 302A, and the Articles of Incorporation and Bylaws of the Corporation:

     RESOLVED, that the presently existing Articles of Incorporation, as amended, of this corporation are hereby amended and restated in their entirety to read as set forth in the document entitled "Restated Articles of Incorporation of ZEOS INTERNATIONAL, Ltd." which is marked
"Exhibit A" to these resolutions and attached hereto.

     FURTHER RESOLVED, that such Restated Articles of
Incorporation shall supersede the existing articles of Incorporation and all amendments thereto.

     FURTHER RESOLVED, that the president is hereby authorized and directed to prepare and file with the Minnesota Secretary of State a Certificate of Restated
Articles of Incorporation in accordance with law.

The undersigned further certifies that the document attached hereto and marked "Exhibit A" and entitled "Restated Articles of Incorporation of ZEOS INTERNATIONAL, Ltd." is a true copy of the Restated Articles of Incorporation as so adopted and such Restated Articles of Incorporation supersede the existing Articles of Incorporation and all amendments thereto.

     IN WITNESS WHEREOF, the undersigned has executed this document this 30th day of July, 1987.

                              ZEOS INTERNATIONAL, LTD.

                              By  /s/Greg E. Herrick
                                  ------------------
                                     Greg E. Herrick
                                     Its President


STATE OF MINNESOTA   )
                     )ss.
COUNTY OF            )


     The foregoing instrument was acknowledged before me on July 30, 1987, by Greg E. Herrick, the President of ZEOS
INTERNATIONAL, Ltd., on behalf of the Corporation.

                              /s/  Teresa H. Peulen
                              ---------------------
                              Notary Public

                           RESTATED
                   ARTICLES OF INCORPORATION
                              OF
                    ZEOS INTERNATIONAL, LTD.


                       ARTICLE 1.  NAME

     The name of the corporation is "ZEOS INTERNATIONAL, LTD."

                ARTICLE 2.  REGISTERED OFFICE

     The address of the registered office of the corporation
in Minnesota is 30 Fifth Avenue, N.W., Suite 1000, New
Brighton, Minnesota  55112

                ARTICLE 3.  AUTHORIZED SHARES

     The aggregate number of authorized shares of the corporation is 5,000,000 of $.01 par value, which shall be divisible into the classes and series, have the designations, voting rights, and other rights and preferences and be subject to the restrictions that the Board of Directors of the corporation may from time to time establish, fix, and determine consistent with Articles 4 and 5 hereof. Unless otherwise designated by the Board of Directors, all issued shares shall be deemed Common Stock with equal rights and preferences.

             ARTICLE 4.  NO CUMULATIVE VOTING

     There shall be no cumulative voting by the shareholders of the corporation.

             ARTICLE 5.  NO PREEMPTIVE RIGHTS

     The shareholders of the corporation shall not have preemptive rights to subscribe for or acquire securities or rights to purchase securities of any kind, class, or series of the corporation.

              ARTICLE 6.  BOARD OF DIRECTORS

     The names and addresses of the members of the Board of Directors are:

Name                         Address

Greg E. Herrick              1206 Kenwood Parkway
                             Minneapolis, Minnesota  55405

Robert  A. Burnett           300 Walnut Street
                             Suite 270
                             Des Moines, Iowa  50309

Thomas William Evans, M.D.   1317 North Elm Street
                             Ottumwa, Iowa  52501

            ARTICLE 7.  WRITTEN ACTION BY DIRECTORS

     An action required or permitted to be taken at a meeting of the Board of Directors of the corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors unless the action need not be approved by the shareholders of the corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, the number of directors that would be required to take the same action at a meeting of the Board of Directors of the corporation at which all of the directors were present.

              ARTICLE 8.  DIRECTOR LIABILITY

     A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (I) for any breach of the director's duty or loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes;
(iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when this Article 8 became effective.

     I. The Minnesota Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended.

     Any repeal or modification of the foregoing provisions of this Article 8 by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                      ARTICLES OF AMENDMENT
                               OF
                    ARTICLES OF INCORPORATION
                               OF
                     ZEOS INTERNATIONAL, LTD.


     1.  The name of the Corporation is ZEOS International,
Ltd., a Minnesota corporation.

     2. The following is the full text of amendments to the articles of incorporation of ZEOS International, Ltd.;

     RESOLVED, that Article 3 of the Articles of Incorporation shall be amended in its entirety to read as follows:

                 "ARTICLE 3.  AUTHORIZED SHARES

     The aggregate number of authorized shares of the corporation is 15,000,000 of $.01 par value, which shall be divisible into the classes and series, have the designations, voting rights, and other rights and preferences and be subject to the restrictions that the Board of Directors of the corporation may from time to time establish, fix and determine consistent with Articles 4 and 5 hereof. Unless otherwise designated by the Board of Directors, all issued shares shall be deemed Common Stock with Equal rights and preferences."

3. The amendment was adopted by the shareholders pursuant to section 302A.135 of the Minnesota Business Corporation
Act on May 23, 1989.

     IN WITNESS WHEREOF, the undersigned, the Executive Vice
President of ZEOS International, Ltd., being duly authorized on behalf of ZEOS International, Ltd., has executed this document this 7th day of July, 1989.


                              /s/ Donald W. Cartwright
                              ------------------------
                              Donald W. Cartwright
                              Executive Vice President